Exhibit j under Form N-1A
                                                     Exhibit 23 under 601/Reg SK





                                             DELOITTE & TOUCHE


                                       INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in post-Effective Amendment No. 18 to Registration Statement (no. 33-44737) of Regions Funds (comprised of the following portfolios: Regions Treasury Money Market Fund, Regions Limited Maturity Government Fund, Regions Fixed Income Fund, Regions Balanced Fund, Regions Value Fund, Regions Growth Fund, and Regions Aggressive Growth Fund) of our report dated January 18, 2000 appearing in the combined Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deloitte & Touch LLP
Deloitte & Touch LLP


Pittsburgh, Pennsylvania
January 25, 2000